We accomplished a great deal in the past year whilst keeping our clients and our talented associates foremost in mind. Having strengthened our portfolio, and anticipating the exit of a large financial services engagement, we enter 2021 reinvigorated by our growing commercial momentum, investments in our future, and our vision to become the preeminent technology services partner to clients globally. “ ”Brian Humphries | Chief Executive Ocer 1 Cognizant made an oer in the fourth quarter to settle and exit a large customer engagement in the Financial Services segment in Continental Europe ("Anticipated Engagement Exit"). As a result of this oer, in the fourth quarter of 2020, we recorded a reduction of revenue of $107 million and additional expenses of $33 million, primarily related to the impairment of long-lived assets. For full financial data and non-GAAP financial reconciliations please, refer to Cognizant's 2020 fourth quarter earnings release issued on February 3, 2021, which accompanies this presentation, and is available at investors.cognizant.com. Q4 2020 Voluntary Attrition 16% Total Attrition 19% Total Employees 289,500 Acquisitions Announced in Q4 2020 North America United Kingdom HEADQUARTERS IoT AI & Analytics DIGITAL BATTLEGROUNDCOMPANY Revenue by Segment Reported | Constant Currency YoY ($ IN BILLIONS) 16% 23% 30% 31% $1.3 $0.7 $0.9 $1.3 Healthcare 4.0% 3.3% Products & Resources (1.6%) (2.4%) CMT 4.6% 3.4% Financial Services (11.1%) (11.4%) Revenue by Geography Reported | Constant Currency YoY ($ IN BILLIONS) 7% 17% 77% $0.7 $0.3 $3.2 Rest of World 0.7% 1.4% Europe (8.7%) (12.6%) North America (1.1%) (1.1%) Cash Flow Cash Flow From Operations $898M Free Cash Flow $809M Capital Return Q4 2020 Dividend $118M $0.22/share Q4 2020 Share Repurchases $788M Revenue $4.2 billion Reported YoY (2.3%) Constant Currency YoY (3.0%) Q4 2020 includes -250bps impact from the oer made to settle and exit a large customer engagement¹ and -120bps impact from exit of certain content services Q4 2020 includes -300bps impact from Anticipated Engagement Exit GAAP Operating Margin | 11.1% Adjusted Operating Margin | 12.3% Q4 2020 includes -$0.25 per share impact from Anticipated Engagement Exit GAAP Diluted EPS | $0.59 Adjusted Diluted EPS | $0.67 Exhibit 99.2

Acquisitions Announced in FY 2020 DIGITAL BATTLEGROUND IoT Software Engineering Cloud Cloud AI & Analytics Cloud Cloud Cloud HEADQUARTERS North America North America North America North America United Kingdom North America France North America North America Cloud COMPANY ¹ Cognizant made an offer in the fourth quarter to settle and exit a large customer engagement in the Financial Services segment in Continental Europe ("Anticipated Engagement Exit"). The 2020 impact of Anticipated Engagement Exit was a reduction of revenues of $118 million and additional expenses of $33 million, primarily related to the impairment of long-lived assets. For full financial data and non-GAAP financial reconciliations please, refer to Cognizant's 2020 fourth quarter earnings release issued on February 3, 2021, which accompanies this presentation, and is available at investors.cognizant.com. “ ” We made good progress on our transformation program, delivering on our cost optimization initiatives to fund our strategic growth priorities. Another strong cash flow quarter supports our commitment to balanced capital allocation through an accelerated pace of acquisitions, continued share repurchases and today's announced dividend increase. Jan Siegmund | Chief Financial Ocer FY 2020 Revenue by Segment Reported | Constant Currency YoY ($ IN BILLIONS) 15% 22% 29% 34% $5.6 $2.5 $3.7 $4.9 Healthcare 3.3% 3.1% Products & Resources (2.0%) (1.7%) CMT 1.4% 1.6% Financial Services (4.2%) (4.0%) Revenue by Geography Reported | Constant Currency YoY ($ IN BILLIONS) 7% 18% 76% $3.0 $1.1 $12.6 Rest of World 2.8% 6.4% Europe (0.5%) (1.4%) North America (1.1%) (1.1%) 2020 includes -70bps impact from the oer made to settle and exit a large customer engagement¹ and -110bps impact from exit of certain content services Reported YoY (0.8%) Constant Currency YoY (0.7%) Cash Flow Cash Flow From Operations $3.3B Free Cash Flow $2.9B Capital Return 2020 Dividends $480M $0.88/share 2020 Share Repurchases ~$1.6B FY2020 includes -80bps impact from Anticipated Engagement Exit GAAP Operating Margin | 12.7% Adjusted Operating Margin | 14.4% FY2020 includes -$0.27 per share impact from Anticipated Engagement Exit GAAP Diluted EPS | $2.57 Adjusted Diluted EPS | $3.42 Revenue $16.7 billion Digital 42% of revenue ~13% Y/Y Growth